EXHIBIT 10.2


                         SEVERANCE AGREEMENT


            THIS AGREEMENT, dated as of March 19, 1998, is made by and between Digital Equipment Corporation, a Massachusetts corporation (the "Company"), and Robert B.
Palmer (the "Executive").

            WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continued employment of the Executive;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

            1. Defined Terms. The definitions of capitalized terms used in this Agreement are provided in the last Section hereof.

            2. Term of Agreement. The Term of this Agreement shall commence on the date hereof and shall continue in effect through December 31, 2000; provided, however, that commencing on January 1, 1999 and each January 1 thereafter, the Term shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company or the Executive shall have given notice not to extend the Term; and further provided, however, that if a Change in Control shall have occurred during the Term, the Term shall expire on the last day of the twenty-fourth
(24th) month following the month in which such Change in Control occurred.

            3. Company's Covenants Summarized. In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments and the other payments and benefits described herein. Except as provided in Section 9.1 hereof, no Severance Payments shall be payable under this Agreement unless there shall have been a termination of the Executive's employment with the Company on or following the date of the Change in Control and during the Term. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

            4. The Executive's Covenants. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control during the Term, the Executive will remain in the employ of the Company until the earliest of (i) a date which is six (6) months from the date of such Potential Change of Control, (ii) the date of a Change in Control, (iii) the date of termination by the Executive of the Executive's employment for Good Reason or by reason of death, or Disability or (iv) the termination by the Company of the Executive's employment for any reason.

            5. Compensation Other Than Severance Payments.

            5.1 Following a Change in Control and during the Term, during any period that the Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive's full salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period, until the Executive's employment is terminated by the Company for Disability.

            5.2 If the Executive's employment shall be terminated for any reason on or following a Change in Control and during the Term, the Company shall pay the Executive's full salary to the Executive through the Date of Termination at the rate in effect immediately prior to the Date of Termination or, if higher, the rate in effect immediately prior to the Change in Control, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of the Company's compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination; provided, however, that if the Date of Termination occurs following the end of the Company's 1998 fiscal year and prior to the date of payment of the annual incentive compensation with respect to such fiscal year, then the Company shall pay to the Executive such annual incentive compensation in the amount and at the time such annual incentive compensation would otherwise be payable; and provided, further, that if the Date of Termination occurs prior to the end of the Company's 1998 fiscal year, the Company shall pay to the Executive, at the time annual incentive compensation would otherwise be payable, a pro-rata portion of the annual incentive compensation with respect to such fiscal year, such pro-rata portion to be based on the number of days in such fiscal year up to and including the Date of Termination.

            5.3 If the Executive's employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay to the Executive the Executive's normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the Date of Termination, but shall not include any payments or benefits under any severance plan of the Company.

            6. Severance Payments.

            6.1 If the Executive's employment is terminated on or following the date of a Change in Control and during the Term, other than (i) by the Company for Cause, (ii) by reason of death or Disability, or (iii) by the Executive without Good Reason, then, the Company shall pay the Executive the amounts, and provide the Executive the benefits, described in this
Section 6.1 ("Severance Payments") and Section 6.2, in addition to any payments and benefits to which the Executive is entitled under Section 5 hereof.

            (A) In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to three times the sum of (i) the Executive's base salary as in effect immediately prior to the Date of Termination or, if higher, in effect immediately prior to the Change in Control and (ii) the higher of the Executive's target incentive compensation for the year in which occurs the Date of Termination or the Executive's target incentive compensation for the Company's 1998 fiscal year.

            (B) The coverage period for the purpose of the group health continuation requirements of Section 4980B of the Code shall commence on the Date of Termination. The Executive shall also have the right to exercise his rights, if any, to convert his group life, disability and accident insurance benefits to corresponding individual insurance coverage as of the Date of Termination. In each case the Company shall waive or pay, as applicable, the premiums with respect to such life, disability, accident and health insurance coverage for the Executive and his dependents (as such term was applied by the Company immediately prior to the Change in Control) for a period of eighteen (18) months immediately following the Date of Termination, so that such coverage is provided at no greater cost to the Executive than the cost to the Executive immediately prior to the Date of Termination. Benefits otherwise receivable by the Executive pursuant to this Section 6.1(B) shall be reduced to the extent benefits of the same type are received by or made available to the Executive during the eighteen
(18) month period following the Executive's termination of employment (and any such benefits received by or made available to the Executive shall be reported to the Company by the Executive); provided, however, that the Company shall reimburse the Executive for the excess, if any, of the cost of such benefits to the Executive over such cost immediately prior to the Date of Termination.

            6.2 (A) If any of the payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement) (such payments or benefits, excluding the Gross-Up Payment, being hereinafter referred to as the "Total Payments") will be subject to the Excise Tax, the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments. The amount of the Gross-Up Payment, if any, shall be determined by Parent or any person or entity designated by Parent. The Total Payments will be subject to all applicable federal, state and local income and employment taxes. Any applicable federal, state and local income and employment taxes, as well as any applicable Excise Tax, shall be withheld by the Company in accordance with applicable law.

            (B) In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Executive shall repay to the Company, within ten (10) business days following the time that the amount of such reduction in the Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Executive, to the extent that such repayment results in a reduction in the Excise Tax and a dollar-for-dollar reduction in the Executive's taxable income and wages for purposes of federal, state and local income and employment taxes), plus interest on the amount of such repayment at 120% of the semiannual compounding short term Applicable Federal Rate published with respect to the month in which occurs the Date of Termination. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) within ten
(10) business days following the time that the amount of such excess is finally determined.

            (C) The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments and each shall use reasonable best efforts to ensure prompt resolution of any such proceedings. The Company shall select counsel, exercise control, and bear and pay directly all costs and expenses (including legal fees and additional interest and penalties) incurred in connection with any such claim or proceeding, in each case to the extent related to the Excise Tax, and shall indemnify and hold the Executive harmless, on an after-tax basis, as provided in Section 6.2(A), for any Excise Tax or income or employment tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses.

            6.3 The payments provided in subsection (A) of Section 6.1 hereof and in subsection (A) of Section 6.2 hereof shall be made as soon as practicable following the Date of Termination but, in any event no later than 10 business days immediately following the expiration of the revocation period, if any, applicable to the Executive's release, described in Section 6.5, and interest shall accrue on such payments, to the extent the Company fails to make such payments when due, at 120% of the semiannual compounding short term Applicable Federal Rate published for the month in which occurs the date of the expiration of such period. At the time that payments are made under this Agreement, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated.

            6.4 The Company also shall pay to the Executive all reasonable legal fees and expenses incurred by the Executive in pursuing any claim arising under this Agreement in which the Executive prevails in all material respects.

            6.5 The Executive shall not be entitled to receive Severance Payments or other benefits pursuant to this Agreement unless he shall have executed a written release substantially in the form attached as Exhibit A hereto.

            6.6 If the Executive receives Severance Payments hereunder, he shall not, for a period of three months immediately following the Date of Termination, work in any capacity for, or otherwise participate as a director, officer, member, partner, employee, consultant, representative or advisor of, a competitor of the Company or any member of the Parent Group.

            6.7 The Company shall provide the Executive with outplacement services suitable to the Executive's position, for a period ending on the first anniversary of the Date of Termination, or if sooner, on the date the Executive obtains employment. At the Executive's option and for a period ending on the first anniversary of the Date of Termination, the Company shall provide the Executive, at a mutually agreed location other than the Company's premises, office space and secretarial services similar to those provided to the Executive immediately prior to the Date of Termination. In the event the Executive elects to have the Company provide such office space and secretarial services to the Executive, the Company may reduce, in its reasonable judgment, the value of and extent to which outplacement services are provided to the Executive as described above. No cash option shall be available with respect to such outplacement services or office space and secretarial service arrangement.

            6.8 The Company shall provide the Executive, for a period ending on the first anniversary of the Date of Termination, or sooner if Executive so requests, security services substantially similar to those provided to him by the Company immediately prior to the Date of Termination.

            7. Compensation During Dispute.

            7.1 Dispute. If one party to this Agreement notifies the other party that a dispute exists concerning the termination of the Executive's employment hereunder, or otherwise arising under this Agreement (which notice shall be given by no later than sixty (60) days following the Date of Termination, determined without regard to this Section), the Date of Termination shall be extended until the earlier of (i) the date on which the Term ends, (ii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or in accordance with the provisions of Section 14 below or (iii) 120 days following the Date of Termination (determined without regard to this Section); provided, however, that the Date of Termination shall be extended by a notice of dispute only if the notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

            7.2 Compensation During Dispute. If a purported termination occurs on or after the date of a Change in Control and during the Term and the Date of Termination is extended in accordance with Section 7.1 hereof, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with Section 7.1 hereof. Amounts paid under this Section 7.2 are in addition to all other amounts due under this Agreement (other than those due under Section 5.2 hereof) and shall not be offset against or reduce any other amounts due under this Agreement.

            8. No Mitigation. The Company agrees that, if the Executive's employment with the Company terminates during the Term, then except as required by Section 6.2(C) hereof, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6 hereof. Further, the amount of any payment or benefit provided for in this Agreement (other than Section 6.1(B) hereof) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

            9. Successors; Binding Agreement.

            9.1 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

            9.2 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

            10. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States first class mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address inserted below the Executive's signature on the final page hereof and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                  To the Company:

                  Digital Equipment Corporation
                  111 Powdermill Road
                  Maynard, MA 01754

                  Attn: General Counsel

            11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. The obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Sections 6 and 7 hereof) shall survive such expiration.

            12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

            13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

            14. Settlement of Disputes; Arbitration.

            14.1 In the event that a Change in Control results from the acquisition of the Company by Compaq Computer Corporation (the "Compaq Merger") all claims by the Executive for benefits under this Agreement shall be in writing and shall be directed to and determined by a committee (the "Committee"), which shall be comprised of two members, who shall initially be Frank P. Doyle and Hans W. Gutsch. In the event of a vacancy on the Committee, the Parent shall appoint a successor Committee member; provided, that the Parent shall use reasonable best efforts to ensure that at least one member of the Committee at all times is an individual who performed services for the Company at a senior management or Board level prior to the Change in Control, or, if no such individual is available to serve on the Committee, that at least one Committee member is unaffiliated in any other way with the Company or Parent. Notwithstanding the above, Frank P. Doyle shall serve on the Committee for so long as he is willing and able to do so. The Committee shall send a written notification to the Executive of the disposition of his claim within 30 days of the receipt of such written claim. All disputes under this Agreement (including without limitation any disputes existing after the Committee referred to above has acted, if applicable) shall be settled exclusively by binding arbitration in New York, New York, in accordance with the rules of the American Arbitration Association then in effect. The arbitrator shall apply a de novo standard of review in considering the claim of the Executive. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

            14.2 Notwithstanding any provision of this Agreement to the contrary, the Executive shall be entitled to seek specific performance of the Executive's right to be paid until the Date of Termination pursuant to
Section 7.1.

            14.3 Executive and the Company shall keep any documents or testimony prepared or exchanged in connection with the resolution of any dispute arising under this Agreement, as well as any settlement negotiations and the terms of any final resolution or arbitrator's determination with respect to such dispute, completely confidential, except as may be required (i) in the course of obtaining legal advice with respect to the rights and obligations created hereby, (ii) in the preparation of federal, state or local tax returns, (iii) in the course of enforcing any right or obligation under this Agreement, or (iv) as may be compelled by legal process.

            15. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

            (A) "Board" shall mean the Board of Directors of the Company or, on and after a Change in Control, the Board of Directors of the Parent.

            (B) "Cause" shall mean termination due to any of the following reasons:

                  (I) the Executive's final conviction of a felony, or of any other criminal act, involving moral turpitude, or

                  (II) the Executive's deliberate and intentional continuing refusal to substantially perform his duties and obligations to the Company, determined immediately prior to a Change in Control (except by reason of incapacity due to illness or accident) if he (a) shall have failed to remedy such alleged breach within fifteen (15) days from the date written notice is given by the Secretary of the Parent demanding that he remedy such alleged breach, and (b) shall have failed to take reasonable steps in good faith to that end during such fifteen (15)- day period, provided that, in the event that the Change in Control is not the Compaq Merger, the Executive shall be entitled to receive, with respect to this subparagraph (II), after the end of such fifteen (15)-day period, a certified copy of a resolution of the Board, adopted by a Supermajority Vote, finding that the Executive was guilty of conduct set forth in this subparagraph (II) and specifying the particulars thereof in detail, and that the Executive has failed to take reasonable steps in good faith to remedy such alleged breach, or

                  (III) upon a finding that the Executive engaged in willful fraud or defalcation either of which involved material funds or other assets of the Parent Group, which finding shall be made by Supermajority Vote if the Change in Control is not the Compaq Merger.

            (C) A "Change in Control" shall mean any of the following events:

                  (1) The acquisition by any person (including a group, within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange
      Act), other than the Company or any subsidiary of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the Company's outstanding voting securities.

                  (2) The first purchase under a tender offer or exchange offer, other than an offer by the Company or any subsidiary of the Company, pursuant to which shares of the Company's Common Stock have been purchased.

                  (3) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason (other than death or disability) to constitute at least a majority thereof, unless the election or the nomination for election by stockholders of the Company of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period.

                  (4) The consummation of a merger, consolidation, liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company.

            (D) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            (E) "Company" shall mean the Digital Equipment Corporation and, except in determining whether or not a Change in Control of the Company has occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

            (F) "Date of Termination" shall mean, except where specifically provided to the contrary herein, the date on which the Executive ceases to be an employee of the Company irrespective of the cause or manner in which the employment ends.

            (G) "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a notice of termination for Disability, and, within thirty (30) days after such notice of termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

            (H) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

            (I) "Excise Tax" shall mean any excise tax imposed under
section 4999 of the Code.

            (J) "Executive" shall mean the individual named in the first paragraph of this Agreement.

            (K) "Good Reason" means the occurrence, on or after the date of a Change in Control and without the Executive's written consent, of (i) the assignment to the Executive of duties in the aggregate that are inconsistent with the Executive's level of responsibility immediately prior to the date of the Change in Control or any diminution in the nature or status of the Executive's responsibilities from those in effect immediately prior to the date of the Change in Control; (ii) a reduction by the Company (or any member of the Parent Group) in the Executive's annual base salary or annual bonus opportunity from that in effect immediately prior to the Change in Control; or (iii) the relocation of the Executive's principal place of employment to a location more than fifty (50) miles from the Executive's principal place of employment immediately prior to the date of the Change in Control.

            (L) "Gross-Up Payment" shall have the meaning set forth in
Section 6.2 hereof.

            (M) "Parent" shall mean Compaq Computer Corporation, if the Change in Control is the Compaq Merger, and otherwise, the parent of the Company, if any, after a Change in Control.

            (N) "Parent Group" shall mean the Parent and its affiliates, collectively.

            (O) "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                        (I) the Company enters into an agreement, the
            consummation of which would result in the occurrence of a Change in Control;

                        (II) the Company or any person publicly announces
            an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

                        (III) any person becomes the Beneficial Owner,
            directly or indirectly, of securities of the Company representing 10% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates); or

                        (IV) the Board adopts a resolution to the effect
            that, for purposes of this Agreement, a Potential Change in Control has occurred.

            (P) "Severance Payments" shall have the meaning set forth in
Section 6.1 hereof.

            (Q) "Supermajority Vote" means the affirmative vote of not less than two-thirds of the members of the Board who are not employees of the Parent Group taken at a meeting of the Board at which the Executive is given an opportunity to be heard (with counsel); provided, however, that references herein to any requirement for a Supermajority Vote shall not be given effect if the Change in Control is the Compaq Merger, and in such event such references shall be deemed to refer to an action or direction properly given by Parent to the Executive hereunder.

            (R) "Term" shall mean the period of time described in Section 2 hereof (including any extension, continuation or termination described therein).

            (S) "Total Payments" shall mean those payments so described in
Section 6.2 hereof.


                                DIGITAL EQUIPMENT CORPORATION


                                By: /s/ Gail S. Mann
                                   --------------------------------------
                                   Name:   Gail S. Mann
                                   Title:  Vice President, Assistant
                                           General Counsel, Secretary
                                           and Clerk



                                /s/ Robert B. Palmer
                                ------------------------------------------
                                ROBERT B. PALMER

                                Address:

                                15 Webster Circle
                                Sudbury, MA   01776
                                -------------------------------------------
                                (Please print carefully)





                                                             Exhibit A


                        WAIVER AND RELEASE OF CLAIMS

      In consideration of, and subject to, the payments to be made to me by Digital Equipment Corporation, a Massachusetts corporation (the "Company") or any of its subsidiaries, pursuant to the Severance Agreement between the Company and me dated as of March 19, 1998, which I acknowledge that I would not otherwise be entitled to receive, I hereby waive any claims I may have for employment or re-employment by the Company or any subsidiary or parent of the Company after the date hereof, and I further agree to and do release and forever discharge the Company or any subsidiary or parent of the Company, and their respective past and present officers, directors, shareholders, employees and agents from any and all claims and causes of action, known or unknown, arising out of or relating to my employment with the Company or any subsidiary or parent of the Company, or the termination thereof, including, but not limited to, wrongful discharge, breach of contract, tort, fraud, the Civil Rights Acts, Age Discrimination in Employment Act, Employee Retirement Income Security Act, Americans with Disabilities Act, or any other federal, state or local legislation or common law relating to employment or discrimination in employment or otherwise.

      Notwithstanding the foregoing or any other provision hereof, nothing in this Waiver and Release of Claims shall adversely affect (i) my rights under the Plan; (ii) my rights to benefits other than severance benefits under plans, programs and arrangements of the Company or any subsidiary or parent of the Company which are accrued but unpaid as of the date of my termination; or (iii) my rights to indemnification under any indemnification agreement, applicable law and the certificates of incorporation and bylaws of the Company and any subsidiary or parent of the Company, and my rights under any director's and officers' liability insurance policy covering me.

      I acknowledge that I have signed this Waiver and Release of Claims voluntarily, knowingly, of my own free will and without reservation or duress, and that no promises or representations have been made to me by any person to induce me to do so other than the promise of payment set forth in the first paragraph above and the Company's acknowledgment of my rights reserved under the second paragraph above.

      I understand that this release will be deemed to be an application for benefits under the Plan, and that my entitlement thereto shall be governed by the terms and conditions of the Plan, including, without limitation Section 2.6 thereof which requires that disputes under the Plan be settled exclusively by binding arbitration after exhaustion of remedies and procedures provided in the Plan, and I expressly hereby consent to such terms and conditions.

      I acknowledge that I have been given not less than twenty-one (21) days to review and consider this Waiver and Release of Claims, and that I have had the opportunity to consult with an attorney or other advisor of my choice and have been advised by the Company to do so if I choose. I may revoke this Waiver and Release of Claims seven days or less after its execution by providing written notice to the Company.

      Finally, I acknowledge that I have read this Waiver and Release of Claims and understand all of its terms.


                                    ______________________________________
                                    Signature


                                    ______________________________________
                                    Print Name


                                    ______________________________________
                                    Date Signed